Exhibit 99.1

DARA BioSciences, Inc. 8601 Six Forks Road, Suite 160 Raleigh, NC 27615	[Include here Vote By Internet, Vote by Phone, Vote by Mail instructions, etc.]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:
	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated June 3, 2015, referred to as the merger agreement, by and among DARA, Midatech Pharma PLC, Merlin Acquisition Sub, Inc., and Shareholder Representative Services, LLC, a Colorado limited liability company, solely as representative of DARA stockholders, a copy of which is attached as Annex A to the proxy statement/prospectus.	☐	☐	☐
	For	Against	Abstain

2. To approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to DARA’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger- Golden Parachute Arrangements for DARA Named Executive Officers” of the proxy statement/prospectus.

	☐	☐	☐
	For	Against	Abstain
3. To approve any adjournments of the special meeting, If necessary, to solicit additional proxies in order to approve the foregoing proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. EACH OF ITEMS 1-3 HAS BEEN PROPOSED BY DARA BIOSCIENCES, INC.

	Yes	No
Please indicate if you plan to attend this meeting:	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF DARA BIOSCIENCES, INC. TO BE HELD ON [_________ __], 2015 AT [__:__ _.M]. The proxy materials for the special meeting are available free of charge at http://www.proxyvote.com

DARA BIOSCIENCES, INC.

Special Meeting of Stockholders

[_________ __, 2015] [______ _.M.]

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David J. Drutz, M.D. and Christopher G. Clement, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DARA BioSciences, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of DARA BioSciences, Inc. to be held [___________] at [____ _.m.] local time at the corporate offices of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.